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IMPORTANT  NOTICE:  Please take a moment now to vote your  shares.  You may vote directly over the telephone by calling 800-786-8764. Representatives are available from ______ to ______ Eastern Time. You may also fax your ballot to 800-733-1885 or return it in the enclosed postage paid envelope. Internet voting is available at ---------------.

Your vote is important.  Thank you for your prompt action.
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                              GRADISON GROWTH TRUST
                         Gradison Established Value Fund
                          Gradison Growth & Income Fund
                         Gradison Opportunity Value Fund
                           Gradison International Fund
                   GRADISON-McDONALD MUNICIPAL CUSTODIAN TRUST
                       Gradison Ohio Tax-Free Income Fund
                      GRADISON-McDONALD CASH RESERVES TRUST
                        Gradison U.S. Government Reserves
                            GRADISON CUSTODIAN TRUST
                         Gradison Government Income Fund

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                    SPECIAL MEETING OF SHAREHOLDERS SCHEDULED
                           TO BE HELD ON MARCH 5, 1999
                   ------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF GRADISON GROWTH TRUST, GRADISON-MCDONALD MUNICIPAL CUSTODIAN TRUST, GRADISON MCDONALD CASH RESERVES TRUST AND GRADISON CUSTODIAN TRUST (the "Trusts") on behalf of the Funds listed above (the "Funds") for use at a Special Meeting of Shareholders to be held at the offices of the Trusts, 580 Walnut Street, Cincinnati, Ohio on March 5, 1999, at 9:30 a.m. Eastern Time. The undersigned hereby appoints ________ and ___________, and each of them with full power of substitution, as Proxies of the undersigned, to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Funds that are held of record by the undersigned on the record date for the Special Meeting upon the matters enumerated below.


                 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK

  IF THIS PROXY CARD IS RETURNED, AND NO CHOICE IS INDICATED AS TO ANY MATTER,
        THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THE MATTERS PRESENTED

                        THE BOARD OF TRUSTEES RECOMMENDS
                   THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS


                  1. To approve the Agreement and Plan of Reorganization and Termination, as is more fully described in the accompanying Combined Prospectus/Proxy Statement, together with each and every of the transactions contemplated thereby.

                  FOR                       AGAINST                    ABSTAIN

                  [ ]                         [ ]                         [ ]


                  2. To approve a new investment advisory agreement between the Trusts, on behalf of the Funds, and McDonald Investments Inc.

                  FOR                       AGAINST                    ABSTAIN

                  [ ]                         [ ]                         [ ]


                  3.  THIS   PROPOSAL  IS  FOR   GRADISON   INTERNATIONAL   FUND
                  SHAREHOLDERS ONLY.

                  To approve a new investment sub-advisory agreement between Blairlogie Capital Management and McDonald Investments Inc., on behalf of Gradison International Fund.

                  FOR                       AGAINST                    ABSTAIN

                  [ ]                         [ ]                         [ ]

                  4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  Please sign exactly as your name appears on this card. When account is joint tenants, all should sign. When signing as executor, administrator, trustee, or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.



                           X___________________________________________________
                                    Signature

                           X___________________________________________________
                                    Signature (if jointly held)


                          Date: ________________, 1999